Exhibit 10.1

SIXTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 1, 2018 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors” and together with Borrowers, “Obligors”), those “Lenders” that are party to the Loan Agreement referenced below and are parties to this Amendment, and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, reference is made to that certain Amended and Restated Loan and Security Agreement dated as of April 21, 2015 by and among Borrowers, Guarantors, the financial institutions party thereto from time to time as lenders (the “Lenders”), and Agent, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of December 10, 2015 (the “First Amendment”), that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of May 24, 2016 (the “Second Amendment”), that certain Third Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of February 17, 2017 (the “Third Amendment”), that certain Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of October 16, 2017 (the “Fourth Amendment”), and that certain Fifth Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of November 29, 2017 (the “Fifth Amendment”) (the Amended and Restated Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent and the Lenders party to this Amendment amend certain provisions of the Loan Agreement to, among other things, revise certain defined terms in the Loan Agreement and increase the maximum permitted Leverage Ratio for the periods of four Fiscal Quarters ending March 31, 2018, June 30, 2018, September 29, 2018 and December 29, 2018; and

WHEREAS, the Lenders party to this Amendment and Agent are willing to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree that the Loan Agreement is hereby amended as follows:

1.             Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.             Amendments to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)           The definition of “Change of Control” is hereby amended by deleting existing clause (a) in its entirety and replacing it with the following new clause (a):

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 45% or more of the Equity Interests of a Borrower entitled to vote for members of the board of directors or equivalent governing body of such Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b)           The definition of “EBITDA” is hereby amended by deleting the word “and” following the end of clause (b)(xx), relabeling clause “(b)(xxi)” as clause “(b)(xxii)”, and inserting the following new clauses (b)(xxi) as follows:

“(xxi) solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio pursuant to Section 10.3.1 and 10.3.2, respectively, hereof, demurrage and related transport costs that occurred in 2017; provided, that the aggregate amount of such demurrage and related transport costs added back to EBITDA pursuant to this clause (b)(xxi) shall not exceed $500,000 in the aggregate for the period of four consecutive Fiscal Quarters ending December 29, 2018; and”

(c)           The definition of “FILO Reserve” is hereby amended and restated as follows:

“FILO Reserve: commencing on February 28, 2018, $625,000, provided, that such amount shall be (i) increased to $1,250,000 commencing March 31, 2018 and (ii) reduced to zero at such time as the final principal payment is made in connection with the scheduled permanent reduction to the Aggregate FILO Commitment Amount to occur on April 21, 2018.”

(d)           The definition of “Fixed Charges” is hereby amended and restated as follows:

“Fixed Charges: the sum of cash interest expense (other than payment-in-kind), principal payments made on Borrowed Money (including, without limitation, the Term Loans, but excluding the Revolver Loans unless such principal payment of the Revolver Loans is accompanied by a permanent reduction in the Revolver Commitments and excluding the FILO Loans unless such principal payment of the FILO Loans is accompanied by a permanent reduction in the FILO Commitments), and Distributions made.  Notwithstanding the foregoing, any principal payments made in connection with the scheduled reductions to the Aggregate FILO Commitment Amount as provided for in the definition of “Aggregate FILO Commitment Amount” in Section 1.1 shall not constitute “Fixed Charges” for purposes hereof.”

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3.             Amendment to Section 10.3.2 of the Loan Agreement.  Section 10.3.2 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“10.3.2           Maximum Leverage Ratio.  As of the end of each Fiscal Quarter, maintain a Leverage Ratio of not greater than the ratio set forth below opposite such Fiscal Quarter:

Four Fiscal Quarters Ending	Maximum Leverage Ratio
March 31, 2018	5.75 to 1.00
June 30, 2018	5.75 to 1.00
September 29, 2018	5.50 to 1.00
December 29, 2018	5.25 to 1.00
March 30, 2019 and thereafter	3.75 to 1.00

4.             No Default; Representations and Warranties, Etc.  Obligors hereby represent, warrant and confirm that: (a) after giving effect to this Amendment, all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

5.             Ratification and Confirmation.  Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

6.             Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent:

(a)           Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders constituting “Required Lenders”, and Obligors.

(b)           Borrowers shall have paid to Agent, for the account of each Lender that becomes a party to this Amendment (including Bank of America, N.A., in its capacity as a Lender), an amendment fee in an amount equal to 15 basis points multiplied by such Lender’s Commitment.

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(c)           Borrowers shall have paid all other fees and amounts due and payable to Agent and its legal counsel in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the fees payable pursuant to that certain Sixth Amendment Fee Letter dated as of the date hereof between Borrowers and Agent, and (ii) to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

7.             Miscellaneous.

(a)           Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)           This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)           Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)           This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ William E. Mote
Name:	William E. Mote
Title:	CFO

SUMMER INFANT (USA), INC.

By:	/s/ William E. Mote
Name:	William E. Mote
Title:	CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ William E. Mote
Name:	William E. Mote
Title:	CFO

SUMMER INFANT EUROPE LIMITED

By:	/s/ William E. Mote
Name:	William E. Mote
Title:	CFO

[Signature Page to Sixth Amendment to Amended and Restated Loan and Security Agreement]

AGENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Senior Vice President

[Signature Page to Sixth Amendment to Amended and Restated Loan and Security Agreement]

LENDER

BANK OF AMERICA, N.A., as Lender

By	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Senior Vice President

[Signature Page to Sixth Amendment to Amended and Restated Loan and Security Agreement]

LENDER

KEYBANK NATIONAL ASSOCIATION, as Lender

By	/s/ Peter Drooff
Name: Peter Drooff
Title: Vice President

[Signature Page to Sixth Amendment to Amended and Restated Loan and Security Agreement]